As filed with the Securities and Exchange Commission on February 4, 2003.

                                        Registration No. 333-__________

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                         _________________________
                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         _________________________
                           KINGDOM VENTURES, INC.
           (Exact name of registrant as specified in its charter)

             Nevada                                    88-0419183
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                  Identification No.)


            1045 Stephanie Way
              Minden, Nevada                             87107
   (Address of Principal Executive Offices)           (Zip Code)
                          ________________________

                       SHARES ISSUABLE PURSUANT TO A
                  CONSULTING AGREEMENT WITH CRAIG MUSICK

                          (Full title of the plan)
                         _________________________

            Gene Jackson                            Copy to:
      Chief Executive Officer               Lawrence B. Mandala, Esq.
       KINGDOM VENTURES, INC.                   BAKER & McKENZIE
        1045 Stephanie Way                  2300 Trammell Crow Center
       Minden, Nevada  87107                    2001 Ross Avenue
(Name and address of agent for service)        Dallas, Texas 75201
                                                 (214) 978-3000

                                (775) 267-2242
                    (Telephone number, including area code,
                            of agent for service)
                         _________________________

                      CALCULATION OF REGISTRATION FEE
==============================================================================
                                   Proposed    Proposed
                                   Maximum     Maximum
Title of securities    Amount      Offering    Aggregate    Amount of
to be registered(1)    to be       Price Per   Offering     Registration
                       Registered  share(2)    Price(2)     fee
______________________________________________________________________________
Common Stock $001
par value               50,000     $0.75       $37,500       $4.00
______________________________________________________________________________
       Total            50,000     $0.75       $37,500       $4.00
______________________________________________________________________________

   (1) The securities to be registered represent 50,000 shares of Common Stock to be issued under a Consulting Agreement with Craig Musick.

  (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The fee is calculated on the basis of the average of the bid and ask prices per share of Common Stock on the OTC Bulletin Board on January 31, 2003 ($0.75), in accordance with Rule 457(c).
                                1
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                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     Kingdom Ventures, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2002;

     (b) the Company's amended Annual Report on Form 10-KSB/A for the fiscal year ended January 31, 2002, filed with the Commission on July 17, 2002;

     (c)  the Company's Report on Form 10-QSB for the quarter ended April
          30, 2002;

     (d)  the Company's Report on Form 10-QSB for the quarter ended July 31,
          2002;

     (e) the Company's Report on Form 10-QSB for the quarter ended October 31, 2002;

     (f)  the Company's Report on Form 8-K dated May 1, 2002;

     (g)  the Company's Report on Form 8-K dated June 13, 2002; and

     (h) the description of the Company's common stock as contained in its Registration Statement on Form 10-SB, filed with the Commission on January 31, 2001, includng all amemdments and reports filed with the Commission for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.
                                2
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Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.
                                3
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Item 6.   Indemnification of Directors and Officers.

     The Articles of Incorporation and Bylaws of the Company require it to indemnify its officers and directors to the full extent permitted by Nevada law.

     Section 78.751 of the Nevada General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

     In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company's Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except with respect to acts or omissions which involve intentional misconduct, fraud or knowing violation of law or unlawful payment of dividends, or unlawful stock purchases or redemptions.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.        Exhibits.

Exhibit           Description
-------           ------------------------------------------------------------
5.1               Opinion of Baker & McKenzie

23.1 Consent of Baker & McKenzie (included in their opinion filed as Exhibit 5.1)

23.2              Consent of Wrinkle, Gardner & Company, P.C.

Item 9.        Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
                                4
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          (iii)  To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
     Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                5
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                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minden, Nevada, on February 3, 2003.


                              KINGDOM VENTURES, INC.

                              By:/s/ Gene Jackson
                                 ---------------------------------
                                 Gene Jackson
                                 Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on February 3, 2003.

Signature                     Title
---------------------------   ------------------------------------------------

/s/ Gene Jackson
---------------------------   Chief Executive Officer, President and Director
Gene Jackson                  (Principal Executive Officer and Principal
                              Financial and Accounting Officer)


/s/ Howard Dix                Director
---------------------------
Howard Dix


/s/ John Howell               Director
---------------------------
John Howell


/s/ Don Scheib                Director
---------------------------
Don Scheib

                                6
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                                 EXHIBIT INDEX

Exhibit          Description
-------          -------------------------------------------------------------

5.1              Opinion of Baker & McKenzie

23.1 Consent of Baker & McKenzie (included in their opinion filed as Exhibit 5.1)

23.2             Consent of Wrinkle, Gardner & Company, P.C.

                                7
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